Exhibit (a)(3)

                          NOTICE OF GUARANTEED DELIVERY

                             Recommended Cash Offer
                                       by
                          a wholly-owned subsidiary of
                                     RWE AG
                       and (outside the United States) by
                                  Merrill Lynch
                                  on its behalf
                                       for
                               Innogy Holdings plc
                    (not to be used for signature guarantees)


[LOGO] RWE                                                         [LOGO] Innogy
One Group.
Multi Utilities



THE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE INITIAL OFFER PERIOD. THE INITIAL OFFER PERIOD FOR ACCEPTANCES AND WITHDRAWALS WILL EXPIRE AT 3.00 P.M. LONDON TIME, 10.00 A.M. NEW YORK CITY TIME, ON FRIDAY, APRIL 26, 2002, UNLESS EXTENDED TO A LATER CLOSING DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF INNOGY SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCE OF THE OFFER FROM THE DATE OF THE OFFER DOCUMENT UNTIL THE SPECIFIED TIME ON THE LAST DAY OF THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

As set forth in Appendix I, "Part B: Further Terms of the Offer" in the Offer Document dated March 28, 2002, of GBV Funfte Gesellschaft fur Beteiligungsverwaltung mbH, a company organized under the laws of The Federal Republic of Germany (the "Offeror"), and a wholly-owned subsidiary of RWE AG (the "Offeror"), relating to the Offer by the Offeror to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the Acceptance Forms (as defined in the Offer Document), all of the issued ordinary shares of 10 pence each ("Innogy Shares") of Innogy Holdings plc ("Innogy") and all of the issued American Depositary Shares ("Innogy ADSs"), each representing 10 Innogy Shares and evidenced by American Depositary Receipts ("Innogy ADRs"), this form or one substantially equivalent hereto must be used for acceptance of the Offer in respect of Innogy ADSs, if Innogy ADRs evidencing Innogy ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary prior to the expiration of the Offer. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary and must include a signature guarantee by an Eligible Institution in the form set out herein. Certain terms used herein but not defined herein shall have the respective meaning assigned to them in the Offer Document.

                        The Depositary for the Offer is:
                              The Bank of New York


                              Telephone Assistance:
                                 (800) 507-9357


          By Mail:                       By Overnight Delivery:                       By Hand:

Tender & Exchange Department          Tender & Exchange Department          Tender & Exchange Department
       P.O. Box 11248                           5th Floor                             3rd Floor
    Church Street Station                  385 Rifle Camp Road                     One Wall Street
   New York, NY 10286-1248               West Paterson, NJ 07424                 New York, NY 10286


             Facsimile Transmission                                  To Confirm Facsimile
           for Eligible Institutions:                                 Transmission Only:
                 (973) 247-4077                                         (973) 247-4075


Delivery of this instrument to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Acceptance of the Offer in respect of Innogy Shares may not be made with this form.

The Offer in the United States is made solely by the Offeror and neither Merrill Lynch International nor any of its affiliates is making the Offer in the United States.

This document should not be forwarded or transmitted in or into Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdictions.

Ladies and Gentlemen:

The undersigned accepts the Offer in respect of Innogy ADSs upon the terms and subject to the conditions set forth below pursuant to the guaranteed delivery procedure set out in Appendix I, "Part B: Further Terms of the Offer" in the Offer Document.

The undersigned understands that the acceptance of the Offer in respect of Innogy ADSs pursuant to the guaranteed delivery procedures will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. See Appendix I, "Part B: Further Terms of the Offer" in the Offer Document. To be counted towards satisfaction of the Acceptance Condition, prior to the expiration of the Initial Offer Period, the Innogy ADRs evidencing such Innogy ADSs must be received by the Depositary (or, in the case of Innogy ADSs held in book-entry form, timely confirmation of the book-entry transfer of such Innogy ADSs into the Depositary's account at a Book-Entry Transfer Facility as described in Appendix I, "Part B: Further Terms of the Offer" in the Offer Document), together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents.


.......................................  ........................................
Number of Innogy ADSs

                                        ........................................
.......................................  Name(s) of Record Holder(s)
                                        (Please Type or Print)

.......................................  ........................................
Innogy ADR No(s). (if available)
                                        ........................................
                                        Address(es) (include Zip Code)
If Innogy ADSs will be tendered by
book-entry transfer, check box: [_]
                                        ........................................
The Depository Trust Company            Area Code(s) and Telephone Number(s)
.......................................
Account Number                          ........................................

.......................................  ........................................
Dated                                   Signature(s)



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

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned participant in the Securities Transfer Association Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program hereby guarantees that the undersigned will deliver to the Depositary either Innogy ADRs evidencing Innogy ADSs with respect to which the Offer is being accepted hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Innogy ADSs into the Depositary's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

....................................   ..........................................
Name of Firm, Agent or Trustee        Authorized Signature

....................................   Name: ....................................
                                      (Please Type or Print)

....................................   Title: ...................................

....................................   Dated: ............................., 2002
Address (include Zip Code)


....................................
Area Code and Telephone Number







NOTE: DO NOT SEND INNOGY ADRs WITH THIS FORM; INNOGY ADRs SHOULD BE SENT WITH
      YOUR LETTER OF TRANSMITTAL.


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